EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107868) pertaining to the Goodrich Corporation Savings Plan for Rohr Employees of our report dated June 22, 2007, with respect to the financial statements and schedule of the Goodrich Corporation Savings Plan for Rohr Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Charlotte, North Carolina
June 22, 2007